Exhibit 99.1

Copyright © 2023 Allarity Therapeutics. All rights reserved. Nasdaq: ALLR A Gene Expression Based Biomarker For Predicting Response To Treatment Thomas Jensen, CEO Feb 2024

2 Allarity Therapeutics Legal Statement This presentation is provided for informational purposes only and is subject to change. The information contained herein does not purport to be all - inclusive. The data contained herein is derived from various internal and external sources, and may rely upon assumptions, stated or otherwise, and forward - looking statements discussed below. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any forward - looking statements, modeling or any other information contained herein. Allarity Therapeutics, Inc. (collectively “Allarity Therapeutics,” “Allarity,” or the “Company”) assume no obligation to update the information in this presentation. This material is not for the benefit of, and does not convey any rights or remedies for the benefit of, any holder of securities or any other person. This material is not intended to provide the basis for evaluation of any transaction and does not purport to contain all information that may be required and should not be considered a recommendation or opinion of any kind with respect to any transaction. No Offer or Solicitation. This material shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Forward - Looking Statements. This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, statements relating to estimated time periods for interim data read outs for our ongoing and prospective clinical trials and value inflection points, any resubmission of the NDA for dovitinib and PMA for the drug - specific DRP ® companion diagnostic for dovitinib, and ongoing clinical trials for stenoparib and IXEMPRA ® . Any forward - looking statements in this presentation are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward - looking statements. These risks and uncertainties include, but are not limited to, the risk that that the Company is unable to raise sufficient capital to fund its ongoing and prospective clinical trials and operations, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib, the drug - specific DRP ® companion diagnostic for dovitinib, or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID - 19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward - looking statements, see the section entitled “Risk Factors” in our annual report on Form 10 - K on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov , and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this presentation is as of the date of the presentation , and the Company undertakes no duty to update this information unless required by law. Any financial projections in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Allarity’s control. While all projections are necessarily speculative, Allarity believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Allarity or their representatives, considered or consider the projections to be a reliable prediction of future events.

Our DRP ® Companion Diagnostics Platform

DRP ® Supplements Conventional Biomarker Technology Conventional Biomarker Approaches work for some, but not all oncology drugs Gene Mutation Sequencing Some drugs can be predicted with a single or a few mutations Drug Target Analysis Focus on drug with single target Artificial Intelligence or Machine Learning Approaches Lacks clinical validation Allarity’s DRP ® develops predictive biomarkers based upon complex gene expression analysis Broadly Applicable Extensively Published First - In - Class Retrospectively & Prospectively Validated Regulatory Acceptable Trusted By Clinical collaborators * DRP® is based on comprehensive, tumor cell transcriptome data from actual cancer patients. * DRP® is not based on data mining, AI, or database analysis. Allarity Therapeutics 4

In vitro TRANSCRIPT - OMICS HUM AN SYSTEM S BIOLOGY In vitro Drug Response DATA The DRP ® P latform Addresses the Complexity of Cancer Cancer is Very Complex “Systems biology” is used to analyze all genes (~25,000) expressed in a cancer cell/tumor, without bias towards current knowledge of relevant drug targets or pathways. The Tumor Tells us What is Important Input is generated by taking drug testing data from cancer cell lines. Our DRP ® engine then applies the system biology analysis as a “filter” of human tumor biopsy data, to yield a 50 to 400 gene DRP ® signature for that specific drug. Graph of all 680 non - redundant proteins Allarity Therapeutics 5

Compare patients’ tumor gene expression to DRP ® signature PATIENTS’ TUMORS DRP ® CDx: Predicting a Cancer Patient’s Drug Response STRONG WEAK Patients’ biopsy samples PATIENTS’ TUMORS Step 1 Step 2 Step 3 WEAK MODERATE STRONG Identify patients with high DRP ® score for a given drug DRP + Allarity Therapeutics 6

DRP® Platform: Extensively Proven in 47 Clinical Trials

PROSPECTIVE CLINICAL TRIALS – PHASE 2

		DRP® Clinical Impact
Cisplatin/LiPlaCis®	Phase 2 study (n=37) completed – late-stage metastatic BC	**More than 50% increase in response or time to progression** between predicted sensitive and predicted resistant
Stenoparib	Phase 2 study (n=30) underway – 3rd line ovarian cancer	
IXEMPRA®	Phase 2 study (n=60) underway – 2nd line metastatic BC	

RETROSPECTIVE (BLINDED) CLINICAL TRIALS – PHASE 2/3

Dovitinib Fulvestrant Belinostat 5-FU Epirubicin Exemestane (+ dozens of other validations*)	RCC – metastatic AML Breast Breast – Metastatic Breast – Neoadjuvant Colon	Lung Lung – NSCLC Ovarian Renal Solid Tumors	**More than 50% increase in response or time to progression** between predicted sensitive and predicted resistant

Allarity Therapeutics

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Revitalizing Former Big Pharma Therapeutics with Our DRP ® CDx Companion Diagnostics Low Average Patient Benefit High Average Patient Benefit Classical Drug Development Treat all of the patients Allarity Approach Treat only patients sensitive to therapy RIGHTS INDICATION PHASE 3 PHASE 2 PHASE 1/1b Global UG OLQH 2YDULDQ&DQFHU PARP & tankyrase inhibitor Stenoparib Lead Program Each program is advancing with a drug - specific DRP ® companion diagnostic (CDx) to select and treat patients most likely to benefit from treatment. Allarity Therapeutics 9

Prior validation example: Dovitinib Knudsen S, et al. PLOS ONE . 18(8): 2023

Dovitinib Has Shown Therapeutic Equivalence to Sorafenib in Prior Phase 3 mRCC Study. It is no longer in clinical development, but was used to validate DRP • Pan - Tyrosine Kinase Inhibitor (TKI), small molecule, targeted inhibitor of FGFR, VEGFR, and other RTKs . Unique, inhibitory profile. • Clinical activity demonstrated in monotherapy Phase 3 Renal Cell Carcinoma (mRCC) trial 2 , and in Phase 2 studies for gastrointestinal stromal tumors (GIST) 3 , liver (HCC) 4 , breast 5 , and endometrial cancers 6 • Dovitinib - DRP ® CDx evaluated in 5 different cancers including mRCC, GIST, liver, metastatic breast, and endometrial. Allarity Therapeutics 11 1) 2. NCT01223027 3. NCT01478373 4. NCT01232296 5. NCT01528345 and NCT00958971 6. NCT01379534 Dovitinib: A Unique Pan - Tyrosine Kinase Inhibitor (TKI)

1. Knudsen S, et al. A novel drug specific mRNA biomarker predictor for selection of patients responding to dovitinib treatment of advanced renal cell carcinoma and other solid tumors . PLOS ONE . 18(8): e0290681 Dovitinib - DRP ® CDx Identifies Dovitinib - Responsive Patients Dovitinib - DRP ® CDx (58 mRNAs) Identified Patients with Overall Survival (OS) Benefit in Novartis Phase 3 in 3 rd line RCC 1 DRP selects survivors in dovitinib arm but not in sorafenib arm • Dovitinib - DRP ® positive: • median 15.0 mo . OS (95%CI 12.9 - 26.3) 0 5 10 15 20 25 30 35 0.0 0.2 0.4 0.6 0.8 1.0 Months Survival probability Dov arm DRP+ (N=49, median 15.0 mo) Dov arm DRP− (N=86, median 9.1 mo) Sor arm DRP+ (N=36, median 9.7 mo) Sor arm DRP− (N=68, median 12.8 mo) • Dovitinib - DRP ® negative: • median 9.1 mo . OS (95% CI 7.6 - 13,2) Allarity Therapeutics 12 • Dovitinib - DRP ® CDx does not select Sorafenib responders.

Ongoing Phase 2 Prospective trial: Stenoparib

• First - in - class small molecule targeted inhibitor of DNA damage repair enzymes (PARP) with dual Tankyrase inhibitor activity: • Tankyrases are involved in telomerase maintenance during tumor cell division and are active in the Wnt signaling pathway in tumor cells. • Dual inhibition of PARP & Tankyrase potentially yields improved anti - tumor activity , including in tumors that develop PARPi resistance . • Stenoparib has shown promising monotherapy activity against OC and pancreatic cancer in prior Phase 1 clinical trial. • Stenoparib - DRP ® companion diagnostic showed ability to identify patients that benefited in Phase I study. • Global rights, exclusively in - licensed from Eisai . GMP drug manufacturing contract in place with LONZA. • PARPi’s approved for use in ovarian, breast, prostate, pancreatic, fallopian tube and peritoneal cancers. 1. McGonicle et al, OncoTarget vol 6 no 38, 2016. Stenoparib: A Unique Dual PARP and Tankyrase Inhibitor Ongoing Phase 2 Monotherapy Study in 3 rd Line Ovarian Cancer (OC) All patients screened with Stenoparib DRP to identify patients for inclusion Stenoparib (E7449) targets Wnt/ - catenin related genes like selective tankyrase inhibitor XAV939 1 0 2.000 4.000 6.000 8.000 10.000 12.000 2019A 2026E Ovarian cancer Pancreatic cancer Allarity Therapeutics 14

Unpublished preliminary data. Not yet fully source data verified. At first interim analysis, all patients selected by DRP showed benefit (i.e. reduction in tumor size. This is better than what other PARP inhibitors have shown without DRP) −8 −8 −11 −19 −100 Best percent change from baseline (target lesions) −60 −40 −20 0 20 Best overall response CR* SD>16weeks SD Second interim analysis planned for H1 2024 at N=18 Allarity Therapeutics 15

Thomas Jensen CEO tjensen@allarity.com allarity.com